As filed with the Securities and Exchange Commission on February 24, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1622502
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West Lemon Avenue Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan

 (Full titles of the plan)

Bassil I. Dahiyat, Ph.D.

President and Chief Executive Officer

Xencor, Inc.

111 West Lemon Avenue

Monrovia, California 91016

(626) 305-5900

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Kenneth J. Rollins, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6400	John J. Kuch Senior Vice President and Chief Financial Officer Xencor, Inc. 111 West Lemon Avenue Monrovia, California 91016 (626) 305-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2013 Equity Incentive Plan Common Stock, $0.01 par value per share	5,269.327(3)	$35.83	$188,773,639.78	$24,502.82
Total	5,269,327	N/A	$188,773,639.78	$24,502.82

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Xencor, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 21, 2020, as reported on the Nasdaq Global Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 Plan on January 1, 2018, January 2019, and January 1, 2020 pursuant to an “evergreen” provision contained in the 2013 Plan. Pursuant to such provision, on January 1 of each year, from January 1, 2014 through January 1, 2023, the number of shares authorized for issuance under the 2013 Plan is automatically increased by: (a) a number equal to 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors (the “Board”) that is less than the preceding clause (a).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2013 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2013  (File No. 333-192635) and March 1, 2017 (File No. 333-216365). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 11, 2013).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 11, 2013).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the SEC on October 25, 2013).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm (RSM US LLP).

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1

Xencor, Inc. 2013 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the SEC on October 11, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on February 24, 2020.

XENCOR, INC.

By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bassil I. Dahiyat, Ph.D. and John J. Kuch, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bassil I. Dahiyat, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	February 24, 2020
Bassil I. Dahiyat, Ph.D.

/s/ John J. Kuch	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2020
John J. Kuch

/s/ A. Bruce Montgomery, MD	Director	February 24, 2020
A. Bruce Montgomery, MD

/s/ Kurt Gustafson	Director	February 24, 2020
Kurt Gustafson

/s/ Yujiro S. Hata	Director	February 24, 2020
Yujiro S. Hata

/s/ Kevin C. Gorman, Ph.D.	Director	February 24, 2020
Kevin C. Gorman, Ph.D.

/s/ Richard Ranieri	Director	February 24, 2020
Richard Ranieri

/s/ Ellen G. Feigal, M.D.	Director	February 24, 2020
Ellen G. Feigal, M.D.

/s/ Dagmar Rosa-Bjorkeson	Director	February 24, 2020
Dagmar Rosa-Bjorkeson

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 11, 2013).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 11, 2013).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the SEC on October 25, 2013).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm (RSM US LLP).

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1

Xencor, Inc. 2013 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the SEC on October 11, 2013).